EXHIBIT 99.1

	SPARTAN STORES, INC. AND SUBSIDIARIES SUMMARY CONSOLIDATED FINANCIAL DATA
	(in thousands, except per share data)

		Second Quarter (12 weeks) ended (unaudited)
Nasdaq: SPTN		September 9, 2000	September 11, 1999
FACTS	Net sales	$784,910	$719,056
	Cost of sales	659,965	619,849
	Gross profit	124,945	99,207
INVESTMENT CONSIDERATIONS	SG&A	92,065	73,586
	Restructuring charge	0	396
SIGNIFICANT DISCOUNT TO BOOK VALUE	Depreciation and amortization	8,283	7,722
	Rent expense	6,134	4,701
•Stock trades between $5.50 and $7.00, less than half	Operating income	18,463	12,802
its $12.89 book value as of September 9, 2000	Total non-operating expense, net	$3,376	$4,767
	Earnings before income taxes	15,087	8,035
	Income taxes	6,091	2,902
STRONG MARKET SHARE POSITIONS	Net earnings	$8,996	$5,133

Market Share	Basic and diluted net earnings per
Glen's Market -- Northern Michigan 40%	share:	0.55	0.38
Food Town -- Greater Toledo 33%	Weighted diluted average number of
Family Fare/Great Day -- Grand Rapids, MI 19%	shares outstanding:	16,307	13,571
Ashcraft's Markets -- Central Michigan 19%
	Balance Sheet		September 9, 2000
IMPROVING SALES AND EARNINGS GROWTH	Cash and cash equivalents		$69,632
Compared with prior year	Other current assets		312,894
Q2 '01 Q1 '01	Other assets		166,007
Sales +9.2% +6.0%	Net property and equipment		274,644
EPS* +41.0% +12.0%	Total assets		$823,177

*Excludes nonrecurring items, adjusted for stock dividends	Total current liabilities		$267,709
	Deferred taxes on income		12,624
FY 2001 FY 2002	Other long-term liabilities		11,911
First Call $1.18 $1.45	Long-term debt		320,714
(estimate as of 12/29/00)
	Total shareholders' equity		210,219

IMPROVING SAME STORE SALES COMPARISONS	Total liabilities and shareholders' equity		$823,177

Compared with prior year	As of 12/29/00	Spartan	Peer Group Average
Q2 '01 Q1 '01 FY 2000	TTM Earnings per share	$1.09	$1.48
Comp. sales +5.0% +4.4% +2.3%	Debt to equity	1.7 to 1	1.5 to 1
	P/E TTM	5.5	18.3
P/E MULTIPLE SUGGESTS COMPELLING VALUE	P/E current year estimate	5.0	15.1

•P/E multiple is just 5x fiscal 2001 EPS estimate and 67% below peer group average of 15.1x	*Peer group includes Albertsons, Kroger, Marsh Supermarkets, Nash-Finch Co., Safeway, Supervalu, Winn Dixie, and Spartan Stores.

RECENTLY AUTHORIZED SHARE BUYBACK PROGRAM

FORWARD-LOOKING STATEMENTS

This fact sheet contains plans, expectations, estimates, projections, and other forward-looking statements that involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to: (1) expected cost savings and other synergies might not be fully realized or realized within the expected time frame; (2) revenues may be lower than expected; (3) competitive pressures among food retail and distribution companies may increase significantly; (4) costs or difficulties may be encountered; (5) changes in the interest rate environment may reduce net interest income; (6) general economic conditions may deteriorate, either nationally or in the states in which the company operates; (7) legislation or regulatory changes may adversely affect the businesses in which the company is engaged. The company disclaims any intention or obligation to update or revise any forward-looking statement and other information set forth in this fact sheet.

LONG, ESTABLISHED OPERATING HISTORY

•In 83- years of partnering with neighborhood supermarket operators, Spartan has grown into the ninth largest grocery wholesaler and the sixth largest convenience store wholesaler in the United States

Any analyst's report or market data or content provider referenced in this fact sheet is furnished as a convenience, for informational purposes only, and not intended for trading purposes. Any opinions, estimates or forecasts regarding the company's historical or predicted performance made by these firms are theirs alone and do not represent opinions, forecast or predictions of the company or its management. The company is providing the reference as a service, and does not by referencing these firms imply its endorsement, approval, or adoption of or concurrence with such information, conclusions or recommendations. Interested persons must obtain copies of analysts' reports on their own; the company does not distribute these reports. One more of these firms may be market-makers in the company's stock or hold other long or short positions in the stock, and may provide compensated services to the company.

Spartan Stores, Inc.
850 76th Street, P.O. Box 8700, Grand Rapids, Michigan 49518-8700
616.878.2000 www.spartanstores.com

MANAGEMENT'S OBJECTIVE IS TO DOUBLE SALES TO $7 BILLION BY END OF FISCAL 2005

RETAIL STRATEGY WILL IMPROVE OPERATING PROFIT MARGIN

QUICK

Headquartered	Grand Rapids, Michigan

Principal Business	Retail grocery store and deep-discount drugstore operator and grocery and convenience store wholesaler

Stores Owned
Retail Grocery	93
Deep Discount	25

Wholesale Customers
Independent Grocers	350
Convenience Stores	9,600

Products	Over 40,000 distributed; 2,400 private label items

Employees	12,000

Geographic Regions
Grocery Stores	MI, OH, IN
Convenience Stores	MI, IL, IN, KY, OH, PA, TN, GA, WV

SPARTAN STORES, INC. FISCAL 2000 SALES MIX

SPARTAN STORES, INC. FISCAL 2001 PRO FORMA SALES MIX, YEAR TO DATE, SEPTEMBER 9, 2000

Business Strategy

Spartan Stores, Inc. is becoming a significant food retailer and distributor in the Midwest. Sales and earnings are expected to accelerate as the company continues to build on its retail strategy. The large number of independent retail grocers in Spartan's target area (many of which are now Spartan customers) offer continued consolidation opportunities. Spartan's experienced retail operations team, as well as its expertise in retail support services, provides Spartan with the tools for both successful integration and significantly improved retail profitability. Through a combination of internal and external revenue growth and efficiency improvements in its wholesale distribution operations, Spartan expects to achieve sustainable earnings growth. The Company's business strategy focuses on:

Executive Management Team

Spartan's executive management team, led by Spartan's Chairman, President and Chief Executive Officer Jim Meyer, have been instrumental in developing Spartan's retail grocery strategy. This team, with over 75 years of industry experience, is committed to becoming a significant food retailer and distributor in the Midwest while enhancing shareholder value by achieving consistent, profitable growth:

James Meyer
Chairman, President and Chief Executive Officer

Jim has guided Spartan's re-entry into the retail grocery market. President and CEO since July 1997 and chairman since August 2000, Jim joined Spartan in 1973 and has held numerous management positions throughout his career.

Joel Barton
Executive Vice President Sales and Marketing

Joel brings over 27 years of experience in the retail supermarket industry and a wealth of experience in merchandising, operations and in mergers and acquisitions. Joel was previously vice president of retail, responsible for Spartan's 118-store chain of supermarkets and drugstores. Before joining Spartan, Joel served as senior vice president of Raley's, a prominent, California-based, 150-store retail supermarket chain.

John Sommavilla
Executive Vice President Purchasing and Logistics

John is responsible for Spartan's supply chain and category management initiatives. Previously, he was vice president of purchasing, with responsibility for all purchasing activities. John joined Spartan in 1985 as a supervisor in the grocery warehouse and has held increasingly important management positions in all critical aspects of the purchasing and distribution system.

David Staples
Executive Vice President and Chief Financial Officer

David oversees human resources, information technology, real estate and finance. He came to Spartan after four years at Kmart (NYSE:KM) overseeing all corporate accounting and reporting functions, as well as working on various special projects in systems implementation, process improvement, and divestitures. His most recent position was as divisional vice president for strategic planning and reporting, responsible for planning and analysis, budgeting, reporting and corporate accounting. Before Kmart, he served 11 years in Arthur Andersen's audit and business advisory practice.

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Acquisitions, which will play a vital role in Spartan's long-term retail strategy. During the next several years, acquisitions are expected to add an additional 5-10% revenue growth. Spartan's strategy targets acquisition candidates to be:

•	Independent operators with strong local market presence
•	Retail stores in contiguous geographic regions
•	Profitable stores that can benefit from more efficient management
•	Stores that can be accretive to earnings within 24 months of Spartan ownership

>	Enhanced Marketing and Merchandising Programs
•	Increase multi-tiered private label programs
•	Design product mix to reflect preferences of each local market
•	Increase buying leverage through retail store additions and synergistic relationships with existing wholesale customers
•	Target merchandising, advertising, and promotions to improve sales per square foot, same-store sales comparisons, and in-store traffic
•	Implement marketing "best practices" across all business units to increase penetration of higher margin products

>	Streamlined cost structure

•	Continue to streamline operational and administrative functions across all business units
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Expect annual synergies from acquisitions to exceed $6 million in the first full fiscal year ending March 31, 2002, increasing thereafter, primarily from purchasing leverage, volume efficiencies and corporate overhead cost reductions

•	Continue to implement store operational "best practices" within all stores

This report was prepared by
SM BERGER & COMPANY
Independent Investor Relations Consultants
(216) 464-6400

Spartan Stores, Inc., is a client of SM Berger & Company. Information in this fact sheet is based on data obtained from sources believed to be reliable and correct. Any statements nonfactual in nature constitute only current opinions, which are presented without guarantee and are subject to change.

Expanding Retail

Spartan's strategic repositioning as a significant food retailer in the midwest is expected to help secure its competitive wholesale position, improve margins, and ensure faster growth.

Over the past two years, the Company acquired the following retailers:

Acquisition Update

The August 2000 merger with Seaway Food Town launched Spartan Stores as a publicly traded company with an annual sales run rate in excess of $3.5 billion. Seaway gave Spartan a 33% market share in northwest Ohio. Spartan expects to realize profit potential through:

		>	Improved private label programs for Food Town
•	Seaway Food Town: 73 stores (August 2000)	>	Increased buying power from Food Town's retail
•	Great Day Food Centers: 3 stores (December 1999)		operations
•	Glen's Markets: 23 stores (April 1999)	>	Elimination of redundant administrative functions
•	Family Fare Supermarkets: 13 stores (March 1999)	>	Shifting merchandising to a "pull-through"
•	Ashcraft's Markets: 8 stores (January 1999)		marketing strategy
		>	Improved category management

Stock Repurchase

In September 2000, Spartan's board authorized repurchase of up to $5 million of its common shares over the next 12 months for employee benefit plans, possible acquisitions, and other general corporate purposes.

Spartan is improving Food Town's sales per square foot and same-store sales comparisons, while improving retail store profitability. Seaway is expected to be accretive to Spartan's earnings within 24 months of the merger.